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                                                                    Exhibit 23.1


                       CONSENT OF INDEPENDENT ACCOUNTANTS


We hereby consent to the incorporation by reference in this Amendment No. 1 to the Registration Statement on Form S-4 of deCODE genetics, Inc. ("deCODE") of our report dated March 9, 2001 relating to the financial statements and financial statement schedules, which appears in deCODE's Annual Report on Form 10-K/A for the year ended December 31, 2000. We also consent to the references to us under the headings "Experts" and "deCODE Selected Historical Consolidated Financial Data" in such Registration Statement.



PricewaterhouseCoopers ehf

Reykjavik, Iceland
February 11, 2002

/s/ Valdimar Gudnason
Valdimar Gudnason

/s/ Vignir R. Gislason
Vignir R. Gislason